Exhibit 99.2

NON-EXECUTIVE CHAIRMAN AGREEMENT

This is a Non-Executive Chairman Agreement (this “Agreement”) dated as of October 6, 2011, between SITEL Worldwide Corporation (the “Company”) and David Garner (“Chairman”).

Recitals

A.	The Chairman is currently the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Board”).

B.	The Company and Chairman entered into an employment letter agreement dated September 25, 2003 (as amended to date, the “Employment Agreement”).

C.	The Company and Chairman agree that upon the appointment of a new Chief Executive Officer, Chairman will resign as Chief Executive Officer and continue to serve the Company as the non-executive Chairman of the Board pursuant to the terms and conditions of this Agreement and the Corporation’s Bylaws.

D.	The parties intend that this Agreement will supersede the terms of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the sufficiency of which is specifically acknowledged by the Company and Chairman, it is agreed as follows:

Agreements

1.	Duties and Responsibilities.

For the term of this Agreement, Chairman shall (i) attend Board and applicable Board Committee meetings; (ii) at the request of the Chief Executive Officer, attend key Company events and management meetings; (iii) represent the Company at certain business meetings as designated by the Chief Executive Officer and/or the Board, and (iv) be available for consultation with the Company’s management team.

2.	Term.

The initial term (the “Initial Term”) of this Agreement will commence on the date of this Agreement and end on December 31, 2012. The Company and the Chairman may by mutual agreement elect to extend the Initial Term. Hereafter, the “Term” shall refer to the Initial Term and any extension thereof. Notwithstanding the foregoing, this Agreement shall terminate immediately upon (a) Chairman’s death; (b) Chairman’s disability, (c) Chairman’s termination for “Cause”, or (d) Chairman’s termination by the Company without Cause, subject to section 5.

3.	Compensation.

Set out below are the compensation and other terms which Chairman shall be entitled to receive as full compensation and consideration for the performance of the services to be rendered as Chairman:

(a) Salary. Chairman shall receive a salary of $400,000 per annum, which will be payable in accordance with the usual practices of the Company (referred to herein as your “Base Salary”).

(b) Benefit Plans. You shall be entitled to participate in all health and welfare benefit plans available to senior executives of the Company, including medical, dental, life insurance and retirement plans, in accordance with the terms of such plans in effect from time to time. You acknowledge and agree that the Company shall be entitled to make such deductions and withholdings from your compensation as may be required by law and as may be required by your participation in or receipt of any benefit plan contemplated hereby.

(c) Business Expenses. The Company will reimburse you for all reasonable and necessary business or entertainment expenses incurred in the performance of your duties and responsibilities hereunder upon presentation to the Company of any invoices, expense statements, vouchers and/or other such supporting documentation or information as the Company may request in accordance with its usual practices from time to time.

(d) Other Programs. Chairman acknowledges that he is not entitled to participate in any other benefit program, incentive program or other program available to senior executives other than as set out herein.

4.	Termination.

You agree that this Agreement and your employment by the Company shall immediately terminate upon your death and may otherwise be terminated:

(a)	by the Company, immediately at any time for any reason and without Cause (referred to herein as “Without Cause”);

(b)	by the Company, immediately at any time for Cause;

(c)	by the Company, as a result of your Disability, and you agree to cooperate in all respects with the Company if a question arises as to whether you have become Disabled, including authorizing your medical doctor or other health care specialist to discuss your condition with the Company and submitting to examination by a medical doctor or other health care specialist selected by the Company; or

(d)	by you, from and after the end of the Initial Term by giving notice to the Company at least 90 days prior to the effective date of the termination.

For the purposes of this Agreement, the following terms have the meaning set out below:

“Disability” and “Disabled” mean your inability to perform your duties and responsibilities hereunder by reason of illness, disease, mental or physical disability or incapacity (from any cause or causes whatsoever) for a period of 120 consecutive days or 160 non-consecutive days within any 12 month period hereunder.

“Cause” means (a) your breach of this Agreement or any other written agreement between you and the Company, (b) your conviction, whether following trial or by plea of guilty or no contest, to any felony or any other crime involving moral turpitude, dishonesty, fraud, embezzling, bribery, false or misleading statements, extortion or theft, (c) your breach of any prohibition or restriction in applicable securities laws regarding “insider trading” or similar matters, (d) your material breach of any Company policy in effect from time to time, (e) your engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company, (f) an act or failure to act that constitutes cause for removal of a director under applicable Delaware law; or (g) your engaging in any conduct detrimental to the Company.

5.	Termination Entitlements

If Chairman’s employment is terminated by the Company Without Cause prior to the end of the Initial Period or Renewal Period, he shall be entitled to (i) any accrued but unpaid portion of your Salary, (ii) any reimbursement of expenses properly incurred in the course of the employment by the Company (collectively referred to herein as your “Outstanding Amounts”), up to the effective date of the termination of your employment by the Company (the “Date of Termination”) and (iii) a lump sum, payable within thirty (30)

days of the Date of Termination, representing liquidated damages in the amount of your Salary that would otherwise be payable over the remainder of the Term.

“Date of Termination” means the date you and the Company reasonably anticipate that (i) you will not perform any further services for the Company or any other entity considered a single employer with the Company under Section 414(b) or (c) of the Internal Revenue Code (the “Employer Group”) (but substituting 50% for 80% in the application thereof), or (ii) the level of bona fide services you will perform for the Employer Group after that date will permanently decrease to less than 50% of the average level of bona fide services performed over the previous 36 months. For this purpose, service performed as an employee or as an independent contractor is counted, except that service as a member of the board of directors of an Employer Group entity is not counted unless termination benefits under this Agreement are aggregated with benefits under any other Employer Group plan or agreement in which you also participate as a director. You will not be treated as having a termination of your employment while you are on military leave, sick leave or other bona fide leave of absence if the leave does not exceed six months or, if longer, the period during which you have has a reemployment right under statute or contract. If a bona fide leave of absence extends beyond six months, your employment will be considered to terminate on the first day after the end of such six month period, or on the day after your statutory or contractual reemployment right lapses, if later. The Company will determine when your Date of Termination occurs based on all relevant facts and circumstances, in accordance with Treasury Regulation Section 1.409A-1(h), including 1.409A-1(h)(4) regarding whether an asset sale results in termination of your employment hereunder.

Notwithstanding anything herein to the contrary, if you are a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) (or any successor thereto) on your Date of Termination, any Severance Payment that is in excess of the amount that qualifies as separation pay under Treasury Regulation Section 1.409A-1(b)(9) shall not begin to be paid until six months after your Date of Termination, and at that time, you will receive in one lump sum payment all of the Severance Payment that would have been paid to you during the first six months following your Date of Termination. The Company shall determine, consistent with any guidance issued under Code Section 409A, the portion of Severance Payments that are required to be delayed, if any.

You shall provide the signed release to the Company on the date set by the Company for its return, which shall be no later than 60 days following your Date of Termination, and the Release will be delivered by the Company to you at least 21 days before the deadline set for its return. If you do not return the signed release by the date set by the Company, you will forfeit the Severance Payment. Any severance pay that is delayed due to the release requirement shall be paid immediately following receipt of the release and no later than 74 days after your Date of Termination.

If Chairman’s employment hereunder terminates or is terminated by the Company for any reason other than Without Cause (including by reason of your death or Disability or expiration of the Term), Chairman shall not be entitled to any severance, payment in lieu of notice of termination or similar payment in respect of such termination other than any Outstanding Amounts payable up to the Date of Termination.

Any benefits to which Chairman or his beneficiaries may be entitled under any benefit plans in which Chairman participates by reason of his employment with the Company shall be determined as of the Date of Termination in accordance with the terms of such plans, and Chairman and his beneficiaries shall cease to accrue any benefits under such benefit plans from and after the Date of Termination.

Other than as provided in this Section 5, Chairman agrees that Chairman (and his estate, if applicable) shall have no claim whatsoever against the Company or any other person for damages, remuneration or otherwise arising out of or relating to any termination of Chairman’s employment by the Company. Chairman specifically agrees to execute a formal release document to that effect and shall deliver appropriate resignations from all offices and positions with the Company and any other subsidiary of the Company if and when requested by the Board following any termination of employment by the Company.

Chairman agrees that the amounts payable pursuant to this Section 5 upon termination of this Agreement and his employment hereunder shall be reduced by the amount of any payments which the Company is obligated to make to Chairman by reason of such termination pursuant to applicable employment standards legislation.

6.	Confidentiality, Non-Competition and Non-Solicitation

(a) Acknowledgment. Chairman acknowledges and agrees that:

(i)	in the course of performing the duties and responsibilities hereunder, he will have access to and will be entrusted with detailed confidential or proprietary information and trade secrets concerning the Company and its current or future subsidiaries, affiliates or associates, the disclosure of any of which to competitors of the Company or to the general public, or the use of same by him outside his employment or any competitor of the Company, would be highly detrimental to the interests of the Company and may result in irreparable injury to the Company which could not be adequately compensated by monetary damages;

(ii)	in the course of performing the duties and responsibilities hereunder, Chairman will be a representative of the Company and its subsidiaries to third parties and as such will have significant responsibility for maintaining and enhancing the goodwill of the Company and such subsidiaries with such parties;

(iii)	as a director of the Company, Chairman owes fiduciary duties to the Company, including to act in the best interests of the Company; and

(iv)	the right to maintain the confidentiality of such confidential and proprietary information, the right to preserve the goodwill of the Company and the right to the benefit of any relationships with third parties that have developed by virtue of employment hereunder constitute proprietary rights of the Company which it is entitled to protect.

In acknowledgement of the matters described above and in consideration of the payments and other benefits to be received by you pursuant to this Agreement, Chairman agrees to comply with the covenants and restrictions set out in this Section 6.

(b) Confidential Information. Chairman agrees that he shall during the Term and at all times after the Date of Termination maintain the confidentiality of all confidential and proprietary information concerning the Company or its subsidiaries, affiliates or associates and will not use any of the said information he may acquire in respect of the business and affairs of the Company or its subsidiaries, affiliates or associates for his own purposes, or for any purpose other than those of the Company until the date, if any, on which (i) the relevant information becomes available to the public or is made available to him from a source which is not bound by an obligation of confidentiality to the Company, its subsidiaries, affiliates or associates, or (ii) Chairman is required to disclose such information by any court or governmental or regulatory authority of competent jurisdiction (in which case he shall be entitled to disclose or make use of such information only to the extent he is so required).

(c) Non-Solicitation. Chairman shall not, without the specific prior written consent of the Company, during the Term and for a period of two years after the Date of Termination, either on his own behalf or on behalf of, or in partnership, jointly or in conjunction with, any other person, solicit the services of or entice away any person employed by or otherwise providing services to the Company or its subsidiaries on a full-time or part-time basis or solicit any customers, clients or suppliers of the Company or its subsidiaries to transfer any business from the Company or its subsidiaries to any other person.

(d) Non-Competition. For so long as Chairman remains employed hereunder and for a period of one years following the Date of Termination, he shall not, either individually or in partnership or jointly or in conjunction with any other person, as principal, agent, shareholder or in any other capacity whatsoever, carry on or be engaged in or concerned with or have any ownership or other interest in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any business or activities that are competitive with the business of the Company and its subsidiaries; provided that nothing contained herein shall prevent you from owning not more than 5% of any publicly traded class of shares of any company or from acting in any capacity on behalf of the Company or any of its subsidiaries. Notwithstanding the foregoing, the Company acknowledges that Chairman’s ownership and operation of a third party collections business (the “Garner Collections Business”) as previously operated by the Company’s indirect subsidiary, National Action Financial Services, Inc., along with any incidental first party collections business performed by the Garner Collections Business for which neither the Company nor its affiliates were initial direct bidders (as evidenced by written notice given to Chairman 30 days prior to any such bid), shall not specifically constitute a violation of this provision.

(e) Return of Materials. All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and other data (including financial and other information) pertaining to the Company or its subsidiaries, affiliates or associates which may come into your possession or control shall at all times remain the property of the Company. Upon termination of Chairman’s employment hereunder for any reason, Chairman agrees to immediately deliver to the Company all such property in his possession or directly or indirectly under his control. Chairman agrees not to make, for Chairman’s personal or business use or that of any other party, reproductions or copies of any such property or other property of the Company or its subsidiaries, affiliates or associates.

7.	General

(a) Any notice or other communication to be given in connection with this Agreement shall be in writing and may be given by personal delivery or facsimile transmission addressed to the recipient as follows:

(i)	if to Chairman at the address first set out above; and

(ii)	if to the Company, to the Global Chief Legal Officer and Secretary, SITEL Worldwide Corporation, Two American Center, 3102 West End Avenue, Suite 1000, Nashville, TN 37203;

or such other address as may be designated by notice by either party to the other. Any notice or other communication given by personal delivery or facsimile shall be conclusively deemed to have been given on the day of actual delivery or transmission thereof.

(b) No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. A waiver of any provision of this Agreement by either party shall not be construed as a waiver of a subsequent breach or failure of the same provision, or a waiver of any other provision.

(c) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, discussions, understandings and arrangements between the parties in respect of Chairman’s employment by the Company including without limitation the Employment Agreement.

(d) This Agreement shall inure to the benefit of and be binding upon your heirs, executors, administrators and legal personal representatives and the successors and assigns of the Company. This Agreement is personal to Chairman and may not be assigned by Chairman.

(e) The invalidity or unenforceability of any provision or part of any provision of this Agreement shall not affect the validity or enforceability of any other provision or part thereof and any such invalid or unenforceable provision or part thereof shall be deemed to be severable, and no provision or part thereof shall be deemed dependent upon any other provision or part thereof unless expressly provided for herein.

(f) Chairman acknowledges that he (i) has had sufficient time to review and consider this Agreement thoroughly, (ii) has read and understand the terms of this Agreement and his obligations hereunder, (iii) has obtained independent legal advice concerning the interpretation and effect of this Agreement, and (iv) has entered into this Agreement voluntarily and without any pressure.

(g) This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee, without reference to the principles of conflict of laws.

(h) The Company and you agree and confirm that this Agreement is intended by both parties to provide for compensation that is exempt from Code Section 409A as separation pay (up to the Code Section 409A limit), and to be compliant with Code Section 409A with respect to additional severance compensation and bonus compensation. This Agreement shall be interpreted, construed, and administered in accordance with this agreed intent, provided that the Company does not promise or warrant any tax treatment of compensation hereunder. This Agreement shall not be amended or terminated in a manner that would accelerate or delay payment of severance pay or bonus pay except as permitted under Treasury Regulations under Code Section 409A.

SIGNATURE PAGE:

SITEL WORLDWIDE CORPORATION

By	/s/ Dagoberto Quintana
Name: Dagoberto Quintana
Title: Chief Executive Officer

/s/ David Garner
Name: David Garner